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                                                                    EXHIBIT 10.7

                           INTERACTIVE KNOWLEDGE, INC.


                   SERIES A PREFERRED STOCK PURCHASE AGREEMENT

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                                TABLE OF CONTENTS

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                                                                            PAGE
1.  AGREEMENT TO SELL AND PURCHASE............................................1

    1.1      Authorization of Series A Stock..................................1

    1.2      Sale and Purchase................................................1

2.  CLOSING, DELIVERY AND PAYMENT.............................................2

    2.1      Closing..........................................................2

    2.2      Delivery.........................................................2

    2.3      Subsequent Sales of Shares.......................................2

3.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY.............................2

    3.1      Organization, Good Standing and Qualification....................2

    3.2      Subsidiaries.....................................................3

    3.3      Capitalization...................................................3

    3.4      Authorization; Binding Obligations...............................4

    3.5      Balance Sheet....................................................4

    3.6      Liabilities......................................................4

    3.7      Agreements; Action...............................................4

    3.8      Obligations to Related Parties...................................5

    3.9      Changes..........................................................5

    3.10     Title to Properties and Assets; Liens, etc.......................6

    3.11     Patents and Trademarks...........................................7

    3.12     Compliance with Other Instruments................................7

    3.13     Litigation.......................................................8

    3.14     Tax Returns and Payments.........................................8

    3.15     Employees........................................................8

    3.16     Proprietary Information and Inventions Agreements................9

    3.17     Obligations of Management........................................9

    3.18     Registration Rights..............................................9

    3.19     Compliance with Laws; Permits....................................9

    3.20     Offering Valid...................................................9

    3.21     Full Disclosure.................................................10
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                               TABLE OF CONTENTS
                                  (CONTINUED)
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                                                                            PAGE
    3.22     Qualified Small Business........................................10

    3.23     Minute Books....................................................10

    3.24     Real Property Holding Corporation...............................10

    3.25     Insurance.......................................................11

5.  REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS.........................11

    5.1      Requisite Power and Authority...................................11

    5.2      Investment Representations......................................11

    5.3      Transfer Restrictions...........................................13

6.  CONDITIONS TO CLOSING....................................................13

    6.1      Conditions to Purchasers' Obligations at the Closing............13

    6.2      Conditions to Obligations of the Company........................15

7.  MISCELLANEOUS............................................................15

    7.1      Governing Law...................................................15

    7.2      Survival........................................................15

    7.3      Successors and Assigns..........................................16

    7.4      Entire Agreement................................................16

    7.5      Severability....................................................16

    7.6      Amendment and Waiver............................................16

    7.7      Delays or Omissions.............................................16

    7.8      Notices.........................................................16

    7.9      Expenses........................................................17

    7.10     Attorneys' Fees.................................................17

    7.11     Titles and Subtitles............................................17

    7.12     Counterparts....................................................17

    7.13     Broker's Fees...................................................17

    7.14     Exculpation Among Purchasers....................................17

    7.15     Pronouns........................................................17


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                           INTERACTIVE KNOWLEDGE, INC.

                   SERIES A PREFERRED STOCK PURCHASE AGREEMENT


         THIS SERIES A PREFERRED STOCK PURCHASE AGREEMENT (the "Agreement") is entered into as of August 20, 1998, by and among INTERACTIVE KNOWLEDGE, INC., a Delaware corporation (the "Company"), Clark Ellis, Henry Vellandi, and Tim Schiewe (collectively, the "Founders" and each individually as a "Founder") and each of those persons and entities, severally and not jointly, whose names are set forth on the Schedule of Purchasers attached hereto as Exhibit A (which persons and entities are hereinafter collectively referred to as "Purchasers" and each individually as a "Purchaser").

                                    RECITALS

         WHEREAS, the Company has authorized the sale and issuance of an aggregate of five million one hundred twenty-five thousand (5,125,000) shares, $.001 par value per share, of its Series A Preferred Stock (the "Series A Stock");

         WHEREAS, Purchasers desire to (i) purchase an aggregate of three million seventy-five thousand (3,075,000) shares of Series A Stock ("the Shares") on the date hereof and (ii) have an option to purchase an additional two million fifty thousand (2,050,000) shares of Series A Stock at the Second Closing (as defined below) on the terms and conditions set forth herein; and

         WHEREAS, the Company desires to issue and sell the Shares to Purchasers on the terms and conditions set forth herein and to grant Purchasers the option referenced above.

         NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises hereinafter set forth, the parties hereto agree as follows:

         1.       AGREEMENT TO SELL AND PURCHASE.

                  1.1 AUTHORIZATION OF SERIES A STOCK. On or prior to the Company shall have authorized (i) the sale and issuance to Purchasers of the Series A Stock and (ii) the issuance of such shares of Common Stock to be issued upon conversion of the Series A Stock (the "Conversion Shares"). The Series A Stock and the Conversion Shares shall have the rights, preferences, privileges and restrictions set forth in the Restated Certificate of Incorporation of the Company in the form attached hereto as Exhibit B (the "Restated Certificate").

                  1.2 SALE AND PURCHASE. Subject to the terms and conditions hereof, at the First Closing (as hereinafter defined) the Company hereby agrees to issue and sell to each Purchaser, severally and not jointly, and each Purchaser agrees to purchase from the Company, severally and not jointly, the number of Shares set forth opposite such Purchaser's name under the heading "First Closing" on Exhibit A, at a purchase price of one dollar ($1.00) per share.



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         2.       CLOSING, DELIVERY AND PAYMENT.

                  2.1 CLOSING. The initial closing of the sale and purchase of the Shares under this Agreement (the "First Closing") shall take place on August 20, 1998 at the offices of Holme Roberts & Owen, LLP, 1401 Pearl Street, Boulder, Colorado or at such other time or place as the Company and Purchasers may mutually agree. The closing of the sale and purchase of the shares of Series A Stock as set forth in Section 2.3 below shall take place at such time and place as the Company and Purchasers participating therein shall mutually agree (the "Second Closing") (the First Closing and the Second Closing are collectively referred to herein as a "Closing" and each such date is referred to as a "Closing Date").

                  2.2 DELIVERY. At each Closing, subject to the terms and conditions hereof, the Company will deliver to the Purchasers certificates representing the number of Shares to be purchased at the Closing by each Purchaser, against payment of the purchase price therefor by check, wire transfer made payable to the order of the Company, cancellation of indebtedness or any combination of the foregoing.

                  2.3 SUBSEQUENT SALES OF SHARES. Contingent upon the attainment by the Company of certain Milestones, as defined in Exhibit C attached hereto, as determined solely in the reasonable discretion of each Purchaser, each Purchaser shall have the option to purchase from the Company, severally and not jointly, the number of shares of Series A Stock set forth opposite such Purchaser's name under the heading "Second Closing" on Exhibit A. In the event that the Company has not, in the reasonable sole discretion of the Purchasers, attained the Milestones on or prior to January 4, 1999, the Purchasers shall have no further obligation to acquire any shares of Series A Stock. Each Purchaser may, at its sole option at any time on or prior to January 4, 1999, purchase the number of shares of Series A Stock set forth opposite such Purchaer's name under the heading "Second Closing" on Exhibit A, whether or not the Company has attained the Milestones. All such sales shall be made on the terms and conditions set forth in this Agreement, including, without limitation, satisfaction of the conditions to closing set forth in Section 6 below. Any shares of Series A Stock sold pursuant to this Section 2.3 shall be deemed to be "Shares" for all purposes under this Agreement and any purchasers thereof shall be deemed to be "Purchasers" for all purposes under this Agreement.

         3.       REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

         Except as set forth on a Schedule of Exceptions delivered by the Company to the Purchasers at the First Closing or at the Second Closing, as the case may be, the Company hereby represents and warrants to each Purchaser as of the date of this Agreement as follows:

                  3.1 ORGANIZATION, GOOD STANDING AND QUALIFICATION. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has all requisite corporate power and authority to own and operate its properties and assets, to execute and deliver this Agreement, the Investors' Rights Agreement in the form attached hereto as Exhibit D (the "Investors' Rights Agreement") and the Stockholders Agreement in the form attached hereto as Exhibit E (the "Stockholders Agreement")





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(collectively, the "Related Agreements"), to issue and sell the Shares and to issue the Conversion Shares and to carry out the provisions of this Agreement, the Related Agreements and the Restated Certificate and to carry on its business as presently conducted and as presently proposed to be conducted. The Company is duly qualified and is authorized to do business and is in good standing as a foreign corporation in all jurisdictions in which the nature of its activities and of its properties (both owned and leased) makes such qualification necessary, except for those jurisdictions in which failure to do so would not have a material adverse effect on the Company or its business.

                  3.2 SUBSIDIARIES. The Company owns no equity securities of any other corporation, limited partnership or similar entity. The Company is not a participant in any joint venture, partnership or similar arrangement.

                  3.3 CAPITALIZATION. The authorized capital stock of the Company, immediately prior to the Closing, will consist of ten million two hundred twenty-five thousand (10,225,000) shares of Common Stock, par value $.001 per share, three million one hundred twenty thousand (3,120,000) shares of which are issued and outstanding and one million eight hundred forty-six thousand six hundred sixty-six (1,846,666) shares of which are reserved for future issuance to employees pursuant to the Company's Stock Option Plan and five million two hundred twenty-five thousand (5,225,000) shares of Series A Stock, par value $.001 per share, none of which are issued and outstanding. All issued and outstanding shares of the Company's Common Stock (a) have been duly authorized and validly issued, (b) are fully paid and nonassessable, and (c) were issued in compliance with all applicable state and federal laws concerning the issuance of securities. The rights, preferences, privileges and restrictions of the Shares are as stated in the Restated Certificate. Each series of Preferred Stock is convertible into Common Stock initially on a one-for-one basis. The Conversion Shares have been duly and validly reserved for issuance. Other than the warrant to be issued pursuant to the Agreement with Concept Ventures, dated February 19, 1998, to purchase up to an aggregate of 33,334 shares of Common Stock of the Company and the one million eight hundred forty-six thousand six hundred sixty-six (1,846,666) shares reserved for issuance under the Company's Stock Option Plan, and except as may be granted pursuant to the Related Agreements, there are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal), proxy or stockholder agreements, or agreements of any kind for the purchase or acquisition from the Company of any of its securities. When issued in compliance with the provisions of this Agreement and the Restated Certificate, the Shares and the Conversion Shares will be validly issued, fully paid and nonassessable, and will be free of any liens or encumbrances; provided, however, that the Shares and the Conversion Shares may be subject to restrictions on transfer under state and/or federal securities laws as set forth herein or as otherwise required by such laws at the time a transfer is proposed. No stock plan, stock purchase, stock option or other agreement or understanding between the Company and any holder of any equity securities or rights to purchase equity securities provides for acceleration or other changes in the vesting provisions or other terms of such agreement or understanding as the result of any merger, consolidated sale of stock or assets, change in control or other similar transaction by the Company.





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                  3.4 AUTHORIZATION; BINDING OBLIGATIONS. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization of this Agreement and the Related Agreements, the performance of all obligations of the Company hereunder and thereunder at the Closing and the authorization, sale, issuance and delivery of the Shares pursuant hereto and the Conversion Shares pursuant to the Restated Certificate has been taken or will be taken prior to the Closing. The Agreement and the Related Agreements, when executed and delivered, will be valid and binding obligations of the Company enforceable in accordance with their terms, except
(a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights;
(b) general principles of equity that restrict the availability of equitable remedies; and (c) to the extent that the enforceability of the indemnification provisions in Section 2.9 of the Investors' Rights Agreement may be limited by applicable laws. The sale of the Shares and the subsequent conversion of the Shares into Conversion Shares are not and will not be subject to any preemptive rights or rights of first refusal that have not been properly waived or complied with.

                  3.5 BALANCE SHEET. The Company has delivered to each Purchaser an unaudited balance sheet (the "Balance Sheet") as of August __, 1998 (the "Statement Date"), a copy of which is attached hereto as Exhibit E. The Balance Sheet, together with the notes thereto, if any, is complete and correct in all material respects, has been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated, except as disclosed therein, and presents fairly the financial condition and position of the Company as of the Statement Date.

                  3.6 LIABILITIES. Except as set forth in Schedule 3.6, as of the First Closing and the Second Closing, as applicable, the Company has no material liabilities and, to the best of its knowledge, knows of no material contingent liabilities not disclosed in the Balance Sheet, except current liabilities incurred in the ordinary course of business subsequent to the Statement Date which have not been, either in any individual case or in the aggregate, materially adverse.

                  3.7 AGREEMENTS; ACTION.

                      (a) Except as set forth in Schedule 3.7(a), agreements explicitly contemplated hereby and agreements between the Company and its employees with respect to the sale of the Company's Common Stock, there are no agreements, understandings or proposed transactions between the Company and any of its officers, directors, affiliates or any affiliate thereof.

                      (b)      Except as set forth in Schedule 3.7(b),
there are no agreements, understandings, instruments, contracts, proposed transactions, judgments, orders, writs or decrees to which the Company is a party or to its knowledge by which it is bound that may involve (i) obligations (contingent or otherwise) of, or payments to, the Company in excess of $10,000 (other than obligations of, or payments to, the Company arising from purchase or sale agreements entered into in the ordinary course of business), or (ii) the license of any patent, copyright, trade secret or other proprietary right to or from the Company (other than licenses


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arising from the purchase of "off the shelf" or other standard products), or
(iii) provisions restricting or affecting the development, manufacture or distribution of the Company's products or services, or (iv) indemnification by the Company with respect to infringements of proprietary rights (other than indemnification obligations arising from purchase or sale agreements entered into in the ordinary course of business).

                           (c)      Except as set forth in Schedule 3.7(c), the
Company has not (i) declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its capital stock,
(ii) incurred any indebtedness for money borrowed or any other liabilities (other than with respect to dividend obligations, distributions, indebtedness and other obligations incurred in the ordinary course of business or as disclosed in the Balance Sheet individually in excess of $10,000 or, in the case of indebtedness and/or liabilities individually less than $10,000, in excess of $25,000 in the aggregate, (iii) made any loans or advances to any person, other than ordinary advances for travel expenses, or (iv) sold, exchanged or otherwise disposed of any of its assets or rights, other than the sale of its inventory in the ordinary course of business.

                           (d)      For the purposes of subsections (b) and (c)
above, all indebtedness, liabilities, agreements, understandings, instruments, contracts and proposed transactions involving the same person or entity (including persons or entities the Company has reason to believe are affiliated therewith) shall be aggregated for the purpose of meeting the individual minimum dollar amounts of such subsections.

                  3.8 OBLIGATIONS TO RELATED PARTIES. Except as set forth in Schedule 3.8, there are no obligations of the Company to officers, directors, stockholders, or employees of the Company other than (a) for payment of salary for services rendered, (b) reimbursement for reasonable expenses incurred on behalf of the Company and (c) for other standard employee benefits made generally available to all employees (including stock option agreements outstanding under any stock option plan approved by the Board of Directors of the Company). No officer, director or stockholder, or any member of their immediate families, is, directly or indirectly, interested in any material contract with the Company (other than such contracts as relate to any such person's employment by or ownership of capital stock or other securities of the Company). The Company is not a guarantor or indemnitor of any indebtedness of any other person, firm or corporation.

                  3.9 CHANGES. Except as set forth in Schedule 3.9, since the Statement Date, there has not been to the Company's knowledge:

                           (a)      Any change in the assets, liabilities,
financial condition or operations of the Company from that reflected in the Balance Sheet, other than changes in the ordinary course of business, none of which individually or in the aggregate has had or is expected to have a material adverse effect on such assets, liabilities, financial condition or operations of the Company;




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                           (b)      Any resignation or termination of any key
officers of the Company; and the Company, to the best of its knowledge, does not know of the impending resignation or termination of employment of any such officer;

                           (c)      Any material change, except in the ordinary
course of business, in the contingent obligations of the Company by way of guaranty, endorsement, indemnity, warranty or otherwise;

                           (d)      Any damage, destruction or loss, whether or
not covered by insurance, materially and adversely affecting the properties, business or prospects or financial condition of the Company;

                           (e)      Any waiver by the Company of a valuable
right or of a material debt owed to it;

                           (f)      Any direct or indirect loans made by the
Company to any stockholder, employee, officer or director of the Company, other than advances made in the ordinary course of business;

                           (g)      Any material change in any compensation
arrangement or agreement with any employee, officer, director or stockholder;

                           (h)      Any declaration or payment of any dividend
or other distribution of the assets of the Company;

                           (i)      Any labor organization activity;

                           (j)      Any debt, obligation or liability incurred,
assumed or guaranteed by the Company, except those for immaterial amounts and for current liabilities incurred in the ordinary course of business;

                           (k)      Any sale, assignment or transfer of any
patents, trademarks, copyrights, trade secrets or other intangible assets;

                           (l)      Any change in any material agreement to
which the Company is a party or by which it is bound which materially and adversely affects the business, assets, liabilities, financial condition, operations or prospects of the Company; or

                           (m)      Any other event or condition of any
character that, either individually or cumulatively, has materially and adversely affected the business, assets, liabilities, financial condition, operations or prospects of the Company. For purposes of this subsection (m), a material and adverse effect shall only be deemed to occur if its monetary impact exceeds, or with the passage of time, will exceed $25,000.

                  3.10 TITLE TO PROPERTIES AND ASSETS; LIENS, ETC. Except as set forth in Schedule 3.10 and subject to Schedule 3.11, the Company has good and marketable title to its properties and assets, including the properties and assets reflected in the Balance Sheet, and good





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title to its leasehold estates, in each case subject to no mortgage, pledge, lien, lease, encumbrance or charge, other than (a) those resulting from taxes which have not yet become delinquent, (b) minor liens and encumbrances which do not materially detract from the value of the property subject thereto or materially impair the operations of the Company, (c) those that have otherwise arisen in the ordinary course of business and (d) those attributable to purchase money security interests or equipment leases and similar financings disclosed on the Schedule of Exceptions. All facilities, equipment, fixtures and other properties owned, leased or used by the Company are in good operating condition and repair and are reasonably fit and usable for the purposes for which they are being used. The Company is in compliance with all material terms of each lease to which it is a party or is otherwise bound.

                  3.11 PATENTS AND TRADEMARKS. Except as set forth in Schedule 3.11, the Company owns or possesses sufficient legal rights to all trademarks, service marks, trade names, copyrights, trade secrets and licenses, and, to the best knowledge of the Company, to all patents, information and other proprietary rights and processes (collectively, the"Intellectual Property") necessary for its business as now conducted and as presently proposed to be conducted, without any known infringement of the rights of others. There are no outstanding options, licenses or agreements of any kind relating to the foregoing, nor is the Company bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information and other proprietary rights and processes of any other person or entity other than such licenses or agreements arising from the purchase of "off the shelf" or standard products. The Company has not received any communications alleging that the Company has violated or, by conducting its business as presently proposed in the Business Plan (as defined below), would violate any of the patents, trademarks, service marks, trade names, copyrights or trade secrets or other proprietary rights of any other person or entity. The Company has no knowledge that it is infringing upon the Intellectual Property rights of any third party. The Company is not aware that any of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with their duties to the Company or that would conflict with the Company's business as presently proposed to be conducted in the Business Plan. Neither the execution nor delivery of this Agreement, nor the carrying on of the Company's business by the employees of the Company, nor the conduct of the Company's business as presently proposed in the Business Plan, will, to the Company's knowledge, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any employee is now obligated. The Company does not believe it is or will be necessary to utilize any inventions, trade secrets or proprietary information of any of its employees made prior to their employment by the Company, except for inventions, trade secrets or proprietary information that have been assigned to the Company.

                  3.12 COMPLIANCE WITH OTHER INSTRUMENTS. Except as set forth in
Schedule 3.12, the Company is not in violation or default of any term of its Restated Certificate or Bylaws, or of any provision of any mortgage, indenture, contract, agreement, instrument or contract to which it is party or by which it is bound or of any judgment, decree, order, writ or, to its knowledge, any statute, rule or regulation applicable to the Company which would materially






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and adversely affect the business, assets, liabilities, financial condition, operations or prospects of the Company. The execution, delivery, and performance of and compliance with this Agreement and the Related Agreements, and the issuance and sale of the Shares pursuant hereto and of the Conversion Shares pursuant to the Restated Certificate, will not, with or without the passage of time or giving of notice, result in any such material violation, or be in conflict with or constitute a default under any such term, or result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of the Company or the suspension, revocation, impairment, forfeiture or nonrenewal of any permit license, authorization or approval applicable to the Company, its business or operations or any of its assets or properties.

                  3.13 LITIGATION. Except as set forth in Schedule 3.13, there is no action, suit, proceeding or investigation pending or to the Company's knowledge currently threatened in writing against the Company that questions the validity of this Agreement, or the Related Agreements or the right of the Company to enter into any of such agreements, or to consummate the transactions contemplated hereby or thereby, or which might result, either individually or in the aggregate, in any material adverse change in the assets, condition, affairs or prospects of the Company, financially or otherwise, or any change in the current equity ownership of the Company, nor is the Company aware that there is any basis for the foregoing. The foregoing includes, without limitation, actions pending or threatened in writing (or any basis therefor known to the Company) involving the prior employment of any of the Company's employees, their use in connection with the Company's business of any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with prior employers. The Company is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation by the Company currently pending or which the Company intends to initiate.

                  3.14 TAX RETURNS AND PAYMENTS. Except for sales, use and personal property taxes incurred in the ordinary course of business, the Company has not incurred any federal, state or local tax liability for its properties or assets as of the date of this Agreement or any successor liability for federal, state or local tax liability of InfoMaster Inc. ("InfoMaster").

                  3.15 EMPLOYEES. Except as set forth in Schedule 3.15, the Company is not a party to or bound by any currently effective employment contract, deferred compensation arrangement, bonus plan, incentive plan, profit sharing plan, retirement agreement or other employee compensation plan or agreement. To the Company's knowledge, no employee of the Company, nor any consultant with whom the Company has contracted, is in violation of any term of any proprietary information agreement or any other agreement relating to the right of any such individual to be employed by, or to contract with, the Company because of the nature of the business to be conducted by the Company; and to the Company's knowledge the continued employment by the Company of its present employees, and the performance of the Company's contracts with its independent contractors, will not result in any such violation. The Company has not received any notice alleging that any such violation has occurred. No employee of the Company has been granted the right to continued employment by the Company or to any material compensation following termination of employment with the Company. The Company



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is not aware that any officer or key employee, or that any group of key employees, intends to terminate their employment with the Company, nor does the Company have a present intention to terminate the employment of any officer, key employee or group of key employees.

                  3.16 PROPRIETARY INFORMATION AND INVENTIONS AGREEMENTS. Each former and current employee, officer and consultant of the Company and each former and current employee of the predecessors to the Company who has participated in the development of the Company's technology has executed a Proprietary Information and Inventions Agreement in the form(s) of Exhibit G attached hereto. No current employee, officer or consultant of the Company has excluded works or inventions made prior to his or her employment with the Company from his or her assignment of inventions pursuant to such employee, officer or consultant's Proprietary Information and Inventions Agreement.

                  3.17 OBLIGATIONS OF MANAGEMENT. Except as set forth in
Schedule 3.17, each officer of the Company is currently devoting substantially all of his or her business time to the conduct of the business of the Company. The Company is not aware of any officer or key employee of the Company planning to work less than full time at the Company in the future.

                  3.18 REGISTRATION RIGHTS. Except as required pursuant to the Investors' Rights Agreement, the Company is presently not under any obligation, and has not granted any rights, to register (as defined in Section 1.1 of the Investors' Rights Agreement) any of the Company's presently outstanding securities or any of its securities that may hereafter be issued.

                  3.19 COMPLIANCE WITH LAWS; PERMITS. To its knowledge, the Company is not in violation of any applicable statute, rule, regulation, order or restriction of any domestic or foreign government or any instrumentality or agency thereof in respect of the conduct of its business or the ownership of its properties which violation would materially and adversely affect the business, assets, liabilities, financial condition, operations or prospects of the Company. No governmental orders, permissions, consents, approvals or authorizations are required to be obtained and no registrations or declarations are required to be filed in connection with the execution and delivery of this Agreement and the issuance of the Shares or the Conversion Shares, except such as has been duly and validly obtained or filed, or with respect to any filings that must be made after the Closing, as will be filed in a timely manner. The Company has all franchises, permits, licenses and any similar authority necessary for the conduct of its business as now being conducted by it, the lack of which could materially and adversely affect the business, properties, prospects or financial condition of the Company and believes it can obtain, without undue burden or expense, any similar authority for the conduct of its business as planned to be conducted.

                  3.20 OFFERING VALID. Assuming the accuracy of the representations and warranties of the Purchasers contained in Section 4.2 hereof, the offer, sale and issuance of the Shares and the Conversion Shares will be exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act") and will have been registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state securities laws. Neither the Company nor any agent on its behalf has solicited or will solicit any offers to sell or has offered to sell or will offer to sell all or any part of the Shares to any person or persons so as to bring the sale of such Shares by the Company within the registration provisions of the Securities Act or any state securities laws.

                  3.21 FULL DISCLOSURE. This Agreement, the Exhibits hereto, the Related Agreements and all other documents delivered by the Company to Purchasers or their attorneys or agents in connection herewith or therewith or with the transactions contemplated hereby or thereby, do not contain any untrue statement of a material fact nor, to the Company's knowledge, omit to state a material fact necessary in order to make the statements contained herein or therein not misleading. Notwithstanding the foregoing, the Business Plan, dated April 3, 1998 as supplemented by the version 9 financial information dated July 8, 1998 (the "Business Plan") provided to each of the Purchasers was prepared by the management of the Company in a good faith effort to describe the Company's presently proposed business and products and the markets therefore. The assumptions applied in preparing the Business Plan appeared reasonable to management as of the date thereof and as of the date hereof; however, there is no assurance that these assumptions will prove to be valid or that the objectives set forth in the Business Plan will be achieved. To the Company's knowledge, there are no facts which (individually or in the aggregate) materially adversely affect the business, assets, liabilities, financial condition, prospects or operations of the Company that have not been set forth in the Agreement, the Exhibits hereto, the Related Agreements or in other documents delivered to Purchasers or their attorneys or agents in connection herewith.

                  3.22 QUALIFIED SMALL BUSINESS. The Company represents and warrants to the Purchasers that, to the best of its knowledge, the Company is a "qualified small business" within the meaning of Section 1202(d) of the Internal Revenue Code of 1986, as amended (the "Code") as of the date hereof and the Shares should qualify as "qualified small business stock" as defined in Section 1202(c) of the Code as of the date hereof. The Company further represents and warrants that, as of the date hereof, it meets the "active business requirement" of Section 1202(e) of the Code, and it has made no "significant redemptions" within the meaning of Section 1202(c)(3)(B) of the Code. The Company will use reasonable efforts to comply with the reporting and recordkeeping requirements of Section 1202 of the Code, any regulations promulgated thereunder and any similar state laws and regulations, and agrees not to repurchase any stock of the Company if such repurchase would constitute a "significant redemption" within the meaning of Section 1202(c)(3)(B) of the Code with respect to the Sharers.

                  3.23 MINUTE BOOKS. The minute books of the Company provided to the Purchasers contain a complete summary of all meetings of directors and stockholders since the time of incorporation.

                  3.24 REAL PROPERTY HOLDING CORPORATION. The Company is not a real property holding corporation within the meaning of Internal Revenue Code
Section 897(c)(2) and any regulations promulgated thereunder.

                  3.25 INSURANCE. The Company has or will obtain promptly following Closing fire and casualty insurance policies with coverage customary for companies similarly situated to the Company.

         4.       REPRESENTATIONS AND WARRANTIES AND COVENANT OF THE FOUNDERS.

                  Each Founder hereby represents and warrants to the Company and to the Purchasers as follows (such representations and warranties do not lessen or obviate the representations and warranties of the Company and the Purchasers set forth in this Agreement):

                  4.1 OBLIGATIONS OF FOUNDERS. Each Founder is currently devoting substantially all of his business time to the Company. Each Founder hereby covenants and agrees that he will continue to devote substantially all of his business time to the Company for so long as he is employed by the Company.

                  4.2 TITLE TO ASSETS. The Founders, together with InfoMaster and InfoMaster CD-ROM, LLC ("InfoMaster LLC"), have directly or indirectly conveyed to the Company its entire interest in all of the assets, rights, agreements and other propietary rights, whether tangible or intangible, including without limitation interests in technology and other intellectual property rights, that are necessary to conduct the Company's business as proposed to be conducted in its Business Plan, other than the rights described in the Preincorporation Agreement and Contribution Agreement, dated as of August 1, 1998 (the "Contribution Agreement") and other than a license to the Folio search engine, which has been retained by InfoMaster.

         5.       REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS.

         Each Purchaser hereby represents and warrants to the Company as follows (such representations and warranties do not lessen or obviate the representations and warranties of the Company set forth in this Agreement):

                  5.1 REQUISITE POWER AND AUTHORITY. Purchaser has all necessary power and authority under all applicable provisions of law to execute and deliver this Agreement and the Related Agreements and to carry out their provisions. All action on Purchaser's part required for the lawful execution and delivery of this Agreement and the Related Agreements have been or will be effectively taken prior to the Closing. Upon their execution and delivery, this Agreement and the Related Agreements will be valid and binding obligations of Purchaser, enforceable in accordance with their terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights, (b) general principles of equity that restrict the availability of equitable remedies, and
(c) to the extent that the enforceability of the indemnification provisions of
Section 2.9 of the Investors' Rights Agreement may be limited by applicable laws.

                  5.2 INVESTMENT REPRESENTATIONS. Purchaser understands that neither the Shares nor the Conversion Shares have been registered under the Securities Act. Purchaser also understands that the Shares are being offered and sold pursuant to an exemption from registration contained in the Securities Act based in part upon Purchaser's representations contained in the Agreement. Purchaser hereby represents and warrants as follows:

                           (a)      PURCHASER BEARS ECONOMIC RISK. Purchaser has
substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company so that it is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests. Purchaser must bear the economic risk of this investment indefinitely unless the Shares (or the Conversion Shares) are registered pursuant to the Securities Act, or an exemption from registration is available. Purchaser understands that the Company has no present intention of registering the Shares, the Conversion Shares or any shares of its Common Stock. Purchaser also understands that there is no assurance that any exemption from registration under the Securities Act will be available and that, even if available, such exemption may not allow Purchaser to transfer all or any portion of the Shares or the Conversion Shares under the circumstances, in the amounts or at the times Purchaser might propose.

                           (b)      ACQUISITION FOR OWN ACCOUNT. Purchaser is
acquiring the Shares and the Conversion Shares for Purchaser's own account for investment only, and not with a view towards their distribution.

                           (c)      PURCHASER CAN PROTECT ITS INTEREST.
Purchaser represents that by reason of its, or of its management's, business or financial experience, Purchaser has the capacity to protect its own interests in connection with the transactions contemplated in this Agreement, and the Related Agreements. Further, Purchaser is aware of no publication of any advertisement in connection with the transactions contemplated in the Agreement.

                           (d)      ACCREDITED INVESTOR. Purchaser represents
that it is an accredited investor within the meaning of Regulation D under the Securities Act.

                           (e)      COMPANY INFORMATION. Purchaser has received
and read the Balance Sheet and Business Plan and has had an opportunity to discuss the Company's business, management and financial affairs with directors, officers and management of the Company and has had the opportunity to review the Company's operations and facilities. Purchaser has also had the opportunity to ask questions of and receive answers from, the Company and its management regarding the terms and conditions of this investment.

                           (f)      RULE 144. Purchaser acknowledges and agrees
that the Shares, and, if issued, the Conversion Shares must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Purchaser has been advised or is aware of the provisions of Rule 144 promulgated under the Securities Act as in effect from time to time, which permits limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things: the availability of certain current public information about the Company, the resale occurring following the required holding period under Rule 144 and the number of shares being sold during any three-month period not exceeding specified limitations.

                           (g)      RESIDENCE. If the Purchaser is an
individual, then the Purchaser resides in the state or province identified in the address of the Purchaser set forth on Exhibit A; if the Purchaser is a partnership, corporation, limited liability company or other entity, then the office or offices of the Purchaser in which its investment decision was made is located at the address or addresses of the Purchaser set forth on Exhibit A.

         5.3 TRANSFER RESTRICTIONS. Each Purchaser acknowledges and agrees that the Shares and, if issued, the Conversion Shares are subject to restrictions on transfer as set forth in the Investor Rights Agreement.

    6.   CONDITIONS TO CLOSING.

         6.1 CONDITIONS TO PURCHASERS' OBLIGATIONS AT THE CLOSING. Purchasers' obligations to purchase the Shares at each Closing are subject to the satisfaction, at or prior to each such Closing Date, of the following conditions:

                           (a)      REPRESENTATIONS AND WARRANTIES TRUE;
PERFORMANCE OF OBLIGATIONS. With respect to the First Closing, the representations and warranties made by the Company in Section 3 hereof shall be true and correct in all material respects as of such Closing Date with the same force and effect as if they had been made as of such Closing Date, and the Company shall have performed all obligations and conditions herein required to be performed or observed by it on or prior to such Closing. With respect to the Second Closing, the Company shall have delivered to the Purchasers an updated Schedule of Exceptions acceptable to the Purchasers, and the representation and warranties made by the Company in Section 3 hereof, as modified by such revised Schedule of Exceptions, shall be true and correct in all material respects as of such Closing Date, and the Company shall have performed all obligations and conditions herein required to be performed or observed by it on or prior to such Closing.

                           (b)      LEGAL INVESTMENT. On each Closing Date, the
sale and issuance of the Shares and the proposed issuance of the Conversion Shares shall be legally permitted by all laws and regulations to which Purchasers and the Company are subject.

                           (c)      CONSENTS, PERMITS, AND WAIVERS. The Company
shall have obtained any and all consents, permits and waivers necessary or appropriate for consummation of the transactions contemplated by the Agreement and the Related Agreements (except for such as may be properly obtained subsequent to each Closing).

                           (d)      FILING OF RESTATED CERTIFICATE. The Restated
Certificate shall have been filed with the Secretary of State of the State of Delaware.

                           (e)      CORPORATE DOCUMENTS. The Company shall have
delivered to Purchasers or their counsel, copies of all corporate documents of the Company as Purchasers shall reasonably request.

                           (f)      RESERVATION OF CONVERSION SHARES. The
Conversion Shares issuable upon conversion of the Shares shall have been duly authorized and reserved for issuance upon such conversion.

                           (g)      COMPLIANCE CERTIFICATE. The Company shall
have delivered to Purchasers a Compliance Certificate, executed by the President of the Company, dated as of each Closing Date, to the effect that the conditions specified in subsections (a), (c), (d) and (f) of this Section 5.1 have been satisfied.

                           (h)      INVESTOR RIGHTS AGREEMENT. An Investor
Rights Agreement substantially in the form attached hereto as Exhibit D shall have been executed and delivered by the parties thereto.

                           (i)      STOCKHOLDERS AGREEMENT. A Stockholders
Agreement substantially in the form attached hereto as Exhibit E shall have been executed and delivered by the parties thereto.

                           (j)      BOARD OF DIRECTORS. Upon the First Closing,
the authorized size of the Board of Directors of the Company shall consist of five (5) members, and the Board shall consist of Pete Estler, Ralph Sorenson, Tom Washing, Scott Carpenter and Tim Schiewe.

                           (k)      LEGAL OPINION. The Purchasers shall have
received from legal counsel to the Company an opinion addressed to them, dated as of each Closing Date, in a form reasonably acceptable to Purchasers.

                           (l)      PROCEEDINGS AND DOCUMENTS. All corporate and
other proceedings in connection with the transactions contemplated at the Closing hereby and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to the Purchasers and their special counsel, and the Purchasers and their special counsel shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

                           (m)      MANAGEMENT RIGHTS. A Management Rights
letter substantially in the form attached hereto as Exhibit H shall have been executed by the Company and delivered to each Purchaser to whom it is addressed.

                           (n)      ADOPTION OF A STOCK OPTION PLAN. The Company
shall have adopted a stock option plan in a form acceptable to the Purchasers.

                           (o)      INFOMASTER AGREEMENTS. InfoMaster and
InfoMaster LLC shall have entered into the Contribution Agreement. InfoMaster shall have executed a Non-Competition Agreement in a form acceptable to the Purchasers.

                           (p)      QWEST AGREEMENT. The Company shall have
entered into a letter agreement with Qwest Communications International Inc. in a form reasonably satisfactory to Anschutz Family Investment Company LLC at or prior to the First Closing.

                           (q)      BUDGET. At or prior to the First Closing,
the Company shall have delivered to Purchasers a six (6) month operating budget in a form reasonably satisfactory to the Purchasers.

                  6.2 CONDITIONS TO OBLIGATIONS OF THE COMPANY. The Company's obligation to issue and sell the Shares at each Closing is subject to the satisfaction, on or prior to such Closing, of the following conditions:

                           (a)      REPRESENTATIONS AND WARRANTIES TRUE. The
representations and warranties made by those Purchasers acquiring Shares in
Section 4 hereof shall be true and correct in all material respects at the date of the Closing, with the same force and effect as if they had been made on and as of said date.

                           (b)      PERFORMANCE OF OBLIGATIONS. Such Purchasers
shall have performed and complied with all agreements and conditions herein required to be performed or complied with by such Purchasers on or before the Closing.

                           (c)      FILING OF RESTATED CERTIFICATE. The Restated
Certificate shall have been filed with the Secretary of State of the State of Delaware.

                           (d)      INVESTOR RIGHTS AGREEMENT. An Investor
Rights Agreement substantially in the form attached hereto as Exhibit D shall have been executed and delivered by the Purchasers.

                           (e)      STOCKHOLDERS AGREEMENT. A Stockholders
Agreement substantially in the form attached hereto as Exhibit E shall have been executed and delivered by the parties thereto.

                           (f)      CONSENTS, PERMITS, AND WAIVERS. The Company
shall have obtained any and all consents, permits and waivers necessary or appropriate for consummation of the transactions contemplated by the Agreement and the Related Agreements (except for such as may be properly obtained subsequent to the Closing).

         7.       MISCELLANEOUS.

                  7.1 GOVERNING LAW. This Agreement shall be governed in all respects by the laws of the State of Colorado as such laws are applied to agreements between Colorado residents entered into and performed entirely in Colorado.

                  7.2 SURVIVAL. The representations, warranties, covenants and agreements made herein shall survive any investigation made by any Purchaser and the closing of the transactions contemplated hereby. All statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of the Company pursuant hereto in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by the Company hereunder solely as of the date of such certificate or instrument.

                  7.3 SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto and shall inure to the benefit of and be enforceable by each person who shall be a holder of the Shares from time to time.

                  7.4 ENTIRE AGREEMENT. This Agreement, the Exhibits and Schedules hereto, the Related Agreements and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein and therein.

                  7.5 SEVERABILITY. In case any provision of the Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                  7.6 AMENDMENT AND WAIVER.

                           (a)      This Agreement may be amended or modified
only upon the written consent of the Company and holders of at least two-thirds (2/3) of the Shares (treated as if converted and including any Conversion Shares into which the Shares have been converted that have not been sold to the public).

                           (b)      The obligations of the Company and the
rights of the holders of the Shares and the Conversion Shares under the Agreement may be waived only with the written consent of the holders of at least two-thirds (2/3) of the Shares (treated as if converted and including any Conversion Shares into which the Shares have been converted that have not been sold to the public).

                  7.7 DELAYS OR OMISSIONS. It is agreed that no delay or omission to exercise any right, power or remedy accruing to any party, upon any breach, default or noncompliance by another party under this Agreement, the Related Agreements or the Restated Certificate, shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of or in any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character on any Purchaser's part of any breach, default or noncompliance under this Agreement, the Related Agreements or under the Restated Certificate or any waiver on such party's part of any provisions or conditions of the Agreement, the Related Agreements, or the Restated Certificate must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, the Related Agreements, the Restated Certificate, by law, or otherwise afforded to any party, shall be cumulative and not alternative.

                  7.8 NOTICES. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified; (b) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day; (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the Company at the address as set forth on the signature page hereof and to Purchaser at the address set forth on Exhibit A attached hereto or at such other address as the Company or Purchaser may designate by ten (10) days advance written notice to the other parties hereto.

                  7.9 EXPENSES. The Company shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of this Agreement. The Company shall, at the Closing, reimburse the reasonable fees (not to exceed $15,000) and expenses of the Purchasers incurred in connection with the negotiation, execution, delivery and performance of this Agreement and the transactions contemplated thereby.

                  7.10 ATTORNEYS' FEES. In the event that any dispute among the parties to this Agreement should result in litigation, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

                  7.11 TITLES AND SUBTITLES. The titles of the sections and subsections of the Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

                  7.12 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

                  7.13 BROKER'S FEES. Except for obligations set forth in
Schedule 7.13, each party hereto represents and warrants that no agent, broker, investment banker, person or firm acting on behalf of or under the authority of such party hereto is or will be entitled to any broker's or finder's fee or any other commission directly or indirectly in connection with the transactions contemplated herein. Each party hereto further agrees to indemnify each other party for any claims, losses or expenses incurred by such other party as a result of the representation in this Section 7.13 being untrue.

                  7.14 EXCULPATION AMONG PURCHASERS. Each Purchaser acknowledges that it is not relying upon any person, firm, or corporation, other than the Company and its officers and directors, in making its investment or decision to invest in the Company. Each Purchaser agrees that no Purchaser nor the respective controlling persons, officers, directors, partners, agents, or employees of any Purchaser shall be liable for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the Shares and Conversion Shares.

                  7.15 PRONOUNS. All pronouns contained herein, and any variations thereof, shall be deemed to refer to the masculine, feminine or neutral, singular or plural, as to the identity of the parties hereto may require.

                      [THIS SPACE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties hereto have executed this Stockholders Agreement as of the date first above written

COMPANY:                                 INVESTORS:

INTERACTIVE KNOWLEDGE, INC.              SEQUEL LIMITED PARTNERSHIP

By:  /s/ TIM SCHIEWE                     By: Sequel Venture Partners, L.L.C.
     --------------------------------    Its General Partner
Name: Tim Schiewe
Title:  President
                                         By:   /s/ THOMAS WASHING
                                              ---------------------------------
                                              Manager


KEY STOCKHOLDERS:                        SEQUEL EURO LIMITED PARTNERSHIP
 /s/ CLARK ELLIS
-------------------------------------    By: Sequel Venture Partners, L.L.C.
Clark Ellis                              Its General Partner


/s/ TIM SCHIEWE                          By:  /s/ THOMAS WASHING
-------------------------------------        ----------------------------------
Tim Schiewe                                  Manager

/s/ HENRY VELLANDI                       ANSCHUTZ FAMILY INVESTMENT COMPANY
-------------------------------------
Henry Vellandi
                                         By:  /s/ CRAIG D. SLATER
                                             ----------------------------------
/s/ LORI GULSTROM SCHIEWE                Name: Craig D. Slater
-------------------------------------    Title: Vice President
Lori Gulstrom Schiewe


/s/ BEVERLY L. VELLANDI
-------------------------------------    REPERTOIRE CAPITAL VENTURES
Beverly Vellandi
                                         By:  /s/ KARL FRIEDMAN
                                             ----------------------------------
                                         Name:  Karl Friedman
                                         Title: Managing General Partner

                                        UNIVERSITY OF COLORADO CENTER FOR
                                        ENTREPRENEURSHIP VENTURE CAPITAL
                                        FUND:

                                        By: /s/ J. HEATH CARDIE
                                           -----------------------------
                                        Name:  J. Heath Cardie
                                        Title: Assistant Treasurer